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    CONSENT OF INDEPENDENT AUDITORS

       We consent to the use of our report dated February 26, 1999, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust Select 5 Industrial Portfolio 99-2, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                      Deloitte & Touche LLP
                      ---------------------
                      Deloitte & Touche LLP
February 26, 1999
New York, New York